UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2021

Harpoon Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38800	47-3458693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 Oyster Point Blvd, Suite 300 South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

(650) 443-7400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HARP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02Results of Operations and Financial Condition.

On May 6, 2021, Harpoon Therapeutics, Inc. (“Harpoon”) issued a press release announcing its financial results for the first quarter ended March 31, 2021. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Harpoon virtually held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) on May 4, 2021. At the Annual Meeting, Harpoon’s stockholders voted on two proposals, each of which is described in more detail in Harpoon’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 24, 2021. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast for, withheld or against each matter, and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

Proposal No. 1. Election of Directors.

Harpoon’s stockholders elected the Class II director nominees below to Harpoon’s Board of Directors, each to hold office until the 2024 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. The votes regarding the election of directors were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Jonathan Drachman, M.D.	15,214,097	6,934,020	5,079,554
Joseph Bailes, M.D.	20,699,485	1,448,632	5,079,554
Ron Hunt	20,722,315	1,425,802	5,079,554

Proposal No. 2. Ratification of Selection of Independent Registered Public Accounting Firm.

Harpoon’s stockholders ratified the selection of Ernst & Young LLP as Harpoon’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The voting results were as follows:

Votes For	Votes Against	Abstentions
27,189,337	24,673	13,661

Item 8.01Other Events.

On May 5, 2021, Harpoon entered into a settlement agreement (the “Settlement Agreement”) with Millennium Pharmaceuticals, Inc. (“Millennium”) and Maverick Therapeutics, Inc (“Maverick”) to resolve the parties’ previously reported lawsuit. Pursuant to the terms of the Settlement Agreement, Millennium filed a proposed order and final judgment with the Court on May 5, 2021; Harpoon paid on May 5, 2021 the full amount of damages awarded by the Court, equal to $38.2 million in damages plus $11.8 million in pre-judgment interest through May 5, 2021; and Harpoon, Millennium and Maverick each agreed to forego and waive its right to appeal the  order and final judgment. Following execution of the Settlement Agreement, Harpoon is free to continue to develop its ProTriTAC platform and product candidates. The Court approved the proposed order and entered a final judgment on May 5, 2021.

As previously reported, on April 3, 2020, the Court found in favor of Millennium on this claim against Harpoon. The Court found that the false representations were made by Harpoon to induce Millennium’s investment in Maverick in January 2017. The litigation between Harpoon, Millennium and Maverick relates only to Harpoon’s ProTriTAC platform, and has no impact on Harpoon’s TriTAC platform, any programs in development coming out of the TriTAC platform, or any other platforms that Harpoon is developing. The Court ruled in favor of Harpoon on Maverick’s claims for breach of contract and misappropriation of trade secrets and dismissed those claims. As part of that ruling, the Court determined that Harpoon’s ProTriTAC technology is not in a field that is subject to a four year non-compete. The Court found that Millennium had not proved its claims for tortious interference with contract and business relations or unfair competition, and those claims were dismissed.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 6, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARPOON THERAPEUTICS, INC.

By:	/s/ Gerald McMahon, Ph.D.
Gerald McMahon, Ph.D. President and Chief Executive Officer

Dated: May 6, 2021

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